EXHIBIT 99.1



                    STARTER CORPORATION COMPLETES ACQUISITION
                              OF GALT SAND COMPANY

     New Haven, CT, August 19, 1996 -- Starter Corporation (NYSE:STA) today announced that it has completed the acquisition of substantially all the assets of Galt Sand Company and its subsidiaries, located in Cedar Rapids, Iowa. Galt Sand is a manufacturer of silk screened and embroidered fleece products and t-shirts sold under the Galt Sand, Snowshoe Thompson, Dannagers and Sport One labels, as well as under licenses from the National Football League and over 50 colleges and universities. The Company also operates 18 retail stores in outlet malls.

     The consideration for the transaction includes approximately $8 million in newly issued shares of Starter common stock, and the assumption of liabilities totaling approximately $18 million.

     Starter is a leading designer and marketer of quality Outerwear, Activewear, Printables and Accessories, and is a licensee of all the major North American professional sports leagues and universities. The Company also designs and markets its own Starter branded apparel.


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